Exhibit 10.1

EXECUTION VERSION

United States Cellular Corporation
c/o Telephone and Data Systems, Inc.
30 North LaSalle, Suite 4000
Chicago, IL 60602

        April 4, 2007

Re: Accelerated Share Repurchase

Ladies and Gentlemen:

        This letter (the “Letter Agreement”) sets forth the agreement we have reached with respect to a transaction between Citigroup Global Markets Limited (“Citigroup”), acting through Citigroup Global Markets Inc. (“CGMI”) as agent, and United States Cellular Corporation (the “Company”) in relation to shares of the Company’s Common Shares, par value $1.00 (the “Common Stock”).

Citigroup is authorized and regulated by the Financial Services Authority. Citigroup is entering into this Transaction as principal and not as an agent for any other party.

CGMI MAY HAVE ACTED AS AGENT IN CONNECTION WITH THIS TRANSACTION. CITIGROUP IS NOT REGISTERED AS A BROKER-DEALER UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED. CITIGROUP IS YOUR COUNTERPARTY TO THIS TRANSACTION. IF CGMI ACTS AS AGENT, ITS OBLIGATIONS ARE STRICTLY LIMITED TO THE DELIVERY OF ANY CASH AND SECURITIES THAT IT ACTUALLY RECEIVES FROM CITIGROUP OR COMPANY, AS THE CASE MAY BE, OR DELIVERS TO CITIGROUP OR COMPANY. IN TRANSMISSION OF THE LETTER AGREEMENT, CGMI DOES NOT GUARANTEE EITHER PARTY’S OBLIGATIONS NOR IS IT PROVIDING INVESTMENT ADVICE OR OTHER SERVICES.

I. Definitions

        As used in this Letter Agreement, the following terms shall have the following meanings:

        “Cash Tender Termination” has the meaning specified in Section VIII(a).

        “Corporate Event Termination” has the meaning specified in Section VIII(b).

        “Cut-Off Event” means that, on April 4, 2009, the Remaining Share Amount with respect to this Transaction is greater than zero (0).

        “Defaulting Party” has the meaning specified in Section IX.

        “Delisting Termination” has the meaning specified in Section VIII(c).

        “Discount Per Share” means $0.62.

        “Disrupted Day” means a Trading Day on which a Market Disruption Event occurs.

        “Dividend Amount” means, subject to adjustment in accordance with Section VII, an amount equal to the sum, for each ex-date for dividends on the Common Stock that occurs during the Pricing Period, of the Expected Dividend Amount multiplied by the Remaining Share Amount on such ex-date.

        “Dividend Event Termination” has the meaning specified in Section VII(b).

        “Exchange” means American Stock Exchange or any successor exchange.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

        “Expected Dividend Amount” has the meaning specified in Section VII(a).

        “Final Notice Date” means January 4, 2009.

        “Final Notice Event” means the occurrence of the failure by the Company to provide Citigroup with the Pricing Period Notice by the Final Notice Date.

        “Indemnified Party” has the meaning specified in Section XIV.

        “Initial Settlement Date” has the meaning specified in Section II(b).

        “Initial Share Price” has the meaning specified in Section II(a).

        “Loss” has the meaning specified in Section X(a).

        “Loss Notice” has the meaning specified in Section X(a).

        “Loss of Borrow Termination” has the meaning specified in Section VI(b).

        “Make-Whole Amount” has the meaning specified in Section III(d).

        “Market Disruption Event” means any (i) suspension of or limitation imposed on trading by any exchange or market on which the Common Stock is listed for trading, (ii) event that disrupts or impairs (in the reasonable business judgment of Citigroup) the ability of market participants in general to effect transactions in, or obtain market values for, the shares of Common Stock or futures or options contracts relating to the Common Stock or (iii) material decrease, on any Trading Day, in the trading volume for the Common Stock such that in the reasonable business judgment of Citigroup it cannot purchase the contemplated number of shares for such Trading Day.

        “Maximum Borrow Cost” means 25 basis points per annum based on the closing price per share of Common Stock on the Trading Day immediately preceding the relevant day.

        “Non-Defaulting Party” has the meaning specified in Section IX.

        “Number of Initial Shares” has the meaning specified in Section II(a).

        “Payment Shares” has the meaning specified in Section III(b).

        “Pricing Period” means the period of Trading Days commencing on the Pricing Period Commencement Date and ending on the Trading Day, on which the Remaining Share Amount is equal to zero.

        “Pricing Period Commencement Date” has the meaning set forth in Annex C hereto.

        “Pricing Period Notice” has the meaning specified in Section IV(b)(1).

        “Private Placement Agreement” has the meaning set forth in Annex B hereto.

        “Private Placement Price” has the meaning set forth in Annex B hereto.

        “Private Placement Settlement” has the meaning set forth in Section III(b).

        “Private Securities” has the meaning set forth in Annex B hereto.

        “Prospectus” has the meaning specified in Annex A hereto.

        “Purchase Date” has the meaning specified in Section II(a).

        “Purchase Price” has the meaning specified in Section II(a).

        “Refund Shares” has the meaning specified in Section III(a).

        “Registered Settlement” has the meaning set forth in Section III(b).

        “Registration Statement” has the meaning specified in Annex A hereto.

        “Regulation M” means Regulation M under the Exchange Act.

        “Remaining Share Amount” for any Trading Day equals (i) the Number of Initial Shares, minus (ii) the cumulative number of shares of Common Stock that Citigroup has repurchased to cover its short position in respect of this Transaction. For the avoidance of doubt, such shares shall be considered repurchased by Citigroup as of the Trading Day on which such transactions settle.

        “Repurchase Procedures” has the meaning specified in Section IV(b).

        “Rule 10b-18” means Rule 10b-18 under the Exchange Act.

        “SEC” has the meaning specified in Annex A hereto.

        “Securities Act” means the Securities Act of 1933, as amended.

        “Settlement Amount” means (a) the Purchase Price minus (b) the product of (i) the Number of Initial Shares and (ii) the Settlement Price, minus (c) the Dividend Amount hereunder.

        “Settlement Date” means the fourth Trading Day immediately following the last day of the Pricing Period.

        “Settlement Price” means the average price per share of Common Stock paid by Citigroup to purchase the Number of Initial Shares during the Pricing Period.

        “Share Cap” means, as of any date of determination, two (2) times the Number of Initial Shares minus the number of shares of Common Stock delivered by the Company to Citigroup on or prior to such date hereunder (in each case subject to adjustment pursuant to Section VI(b) and VIII).

        “Trading Day” means any day (i) other than a Saturday, a Sunday or a Disrupted Day, and (ii) on which the Exchange is open for trading during its regular trading session, notwithstanding the Exchange closing prior to its scheduled closing time.

        “Transaction” means the transaction contemplated by this Letter Agreement.

        “Transfer Agreement” has the meaning specified in Annex A hereto.

        “Valuation Period” means a period commencing on the first Trading Day immediately following the last Trading Day of the Pricing Period and ending on the Trading Day, on which Citigroup completes its purchase of Refund Shares or sale of Payment Shares, as the case may be, and as determined in good faith by Citigroup in consultation with the Company.

        “Valuation Share Amount” means, for any Trading Day during the Valuation Period, the quotient of (i) the absolute value of a portion of the Settlement Amount elected by the Company for such Trading Day to be paid in shares of Common Stock, divided by (ii) the closing price for the immediately preceding Trading Day.

II. Initial Shares

        (a)        Purchase. Subject to the terms and conditions of this Letter Agreement, the Company agrees to purchase from Citigroup, and Citigroup will sell to the Company, on the date hereof or on such other Trading Day as the Company and Citigroup shall otherwise agree (the “Purchase Date”), 670,000 shares of Common Stock (“Number of Initial Shares”) at a price equal to the product of (i) such Number of Initial Shares and (ii) the amount equal to (A) closing price per share of the Common Stock on the date hereof (the “Initial Share Price”) minus (B) the Discount Per Share (such product, the “Purchase Price”) and the Company shall pay Citigroup an additional amount equal to the product of the Number of Initial Shares and the commission of $0.02 per share. Such purchase and sale shall be effected in accordance with Citigroup’s customary procedures.

        (b)        Initial Settlement. On the third Trading Day immediately following the Purchase Date (the “Initial Settlement Date”), Citigroup shall deliver the Number of Initial Shares to the Company, upon payment by the Company of the Purchase Price in U.S. dollars.

III. Pricing Adjustment and Settlement

        (a)        Citigroup Settlement Obligation. If, following the expiration of the Pricing Period, the Settlement Amount is greater than zero, as an adjustment to the Purchase Price, on the Settlement Date (i) Citigroup shall make a cash payment to the Company in an amount equal to the Settlement Amount or, (ii) if the Company so elects pursuant to this paragraph, in lieu of such cash payment, Citigroup shall (A) transfer to the Company through its agent, for no additional consideration, a number of shares of Common Stock equal to the portion of the Settlement Amount elected by the Company to be paid in shares of Common Stock divided by the weighted average price at which Citigroup purchases shares of Common Stock during the Valuation Period (the “Refund Shares”) and (B) make a cash payment to the Company in an amount equal to the portion of the Settlement Amount elected by the Company to be paid in cash, if any. The Company shall notify Citigroup in writing of its election to receive the Settlement Amount as (A) Refund Shares or (B) a combination of Refund Shares and cash at least ten scheduled Trading Days prior to the final Trading Day of the Pricing Period; provided that the failure to make such election and notify Citigroup in accordance with this sentence shall constitute an irrevocable election by the Company to receive a cash payment.

        (b)        Company Settlement Obligation. If, following the expiration of the Pricing Period, the Settlement Amount is less than zero, as an adjustment to the Purchase Price, on the Settlement Date (i) the Company shall make a cash payment to Citigroup in an amount equal to the absolute value of the Settlement Amount or, (ii) if the Company so elects pursuant to this paragraph, in lieu of such full cash payment, the Company shall either (A) transfer to Citigroup, through its agent, for no additional consideration, a number of shares of Common Stock equal to the sum of the Valuation Share Amounts for each of the Trading Days in the Valuation Period (the “Payment Shares”); provided that in no event shall the Company be required to deliver a number of shares of Common Stock that exceeds the Share Cap. The Company shall notify Citigroup in writing of its election (i) to pay the absolute value of the Settlement Amount by delivery of

(A) Payment Shares or (B) a combination of Payment Shares and cash, and, (ii) if applicable, to effect such delivery of Payment Shares in accordance with Annex A (“Registered Settlement”) or Annex B (“Private Placement Settlement”) to this Letter Agreement; provided that (A) the failure to make an election and notify Citigroup in accordance with the preceding sentence with respect to matters described in clause (i), shall constitute an irrevocable election by the Company to make a cash payment, and, (B) the failure to make an election and notify Citigroup with respect to matters described in clause (ii), shall constitute an election of “Private Placement Settlement”.

        (c)        Refund Shares Transfer. If Refund Shares are to be transferred to the Company, Citigroup shall deliver the Refund Shares to the Company on the fourth Trading Day following the last day of the Valuation Period.

        (d)        Payment Shares Transfer. If Payment Shares are to be transferred to Citigroup, such Payment Shares shall be transferred to Citigroup in a manner contemplated by paragraph (b). Citigroup may, but shall not be obligated to, resell Payment Shares during the Valuation Period. In the event, and only in the event, that Citigroup chooses to resell the Payment Shares during the Valuation Period and the proceeds of such sales (net of brokerage costs) are less than the absolute value of the Settlement Amount elected by the Company to be paid in Payment Shares (or if less than all of the Payment Shares are resold, the applicable pro rata portion thereof), Citigroup shall provide notice thereof to the Company and the Company shall, by the close of business on the third Trading Day following the last day of the applicable Valuation Period, at the Company’s option, either (A) pay in cash an amount equal to such deficit (the “Make-Whole Amount”) or (B) deliver to Citigroup a number of additional Payment Shares equal to (x) the Make-Whole Amount divided by (y) the closing price of the Common Stock on the Exchange on the final day of the applicable Valuation Period; provided, however, that in no event shall the Company be required to deliver a number of shares of Common Stock that exceeds the Share Cap. The provisions of this paragraph shall be applied successively until the aggregate proceeds (net of brokerage costs) received by Citigroup equal the Make-Whole Amount (or the applicable pro rata portion thereof).

        (e)        Delivery Limitation. Notwithstanding anything to the contrary in this Letter Agreement, the Company acknowledges and agrees that, on any day, Citigroup (or its agent or affiliate) shall not be obligated to deliver or receive any shares of Common Stock to or from the Company and the Company shall not be entitled to receive any shares of Common Stock if such receipt or delivery would result in Citigroup directly or indirectly beneficially owning (as such term is defined for purposes of Section 13(d) of the Exchange Act) at any time in excess of 4.9% of the outstanding shares of Common Stock. Any purported receipt or delivery of shares of Common Stock shall be void and have no effect to the extent (but only to the extent) that any receipt or delivery of such shares of Common Stock would result in Citigroup directly or indirectly so beneficially owning in excess of 4.9% of the outstanding shares of Common Stock. If, on any day, any delivery or receipt of shares of Common Stock by Citigroup (or its agent or affiliate) is not effected, in whole or in part, as a result of this provision, Citigroup’s and the Company’s respective obligations to make or accept such receipt or delivery shall not be extinguished and such receipt or delivery shall be effected over time as promptly as Citigroup reasonably determines that such receipt or delivery would not result in Citigroup directly or indirectly beneficially owning in excess of 4.9% of the outstanding shares of Common Stock.

        (f)        Company Settlement Representations. The Company represents and warrants, as of each Trading Day in a Valuation Period for which the Company has elected to receive Refund Shares, that each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in the circumstances under which they were made; provided that, if the Company is unable to make such representations on any such Trading Day, the parties agree that Citigroup shall refrain from purchasing Refund Shares until the Company is able to make such representations.

IV. Citigroup Purchases and the Pricing Period

        (a)        Citigroup Repurchases. The parties acknowledge and agree that, during the Pricing Period, Citigroup may purchase shares of Common Stock in connection with the transactions contemplated by this Letter Agreement. Citigroup will conduct such purchases in accordance with the Repurchase Procedures described in Section IV(b) below.

        (b)        Repurchase Procedures. If on any Trading Day following the Purchase Date, the Company intends to cause Citigroup to effect any purchases of shares of Common Stock contemplated by this Section IV(b), then prior to, and as a condition, to Citigroup’s complying with such instructions, the Company shall comply with the procedures described in this paragraph (b) (such procedures, “Repurchase Procedures”), in the following manner:

             (i)        On or prior to the third Trading Day immediately preceding the first scheduled Trading Day of a proposed Pricing Period, the Company shall deliver to Citigroup an irrevocable written notice (facsimile notices shall be acceptable for that purpose) substantially in a form of an Annex C attached hereto (the “Pricing Period Notice”) and instructing Citigroup to commence its purchasing activities during such Pricing Period, it being understood that the Company may deliver one or more Pricing Period Notices from time to time prior to the Final Notice Date and that such notices may be one-day market orders or longer term orders.

             (ii)        By delivering such Pricing Period Notice, in addition to the representations specifically made in such notice, the Company shall be deemed to repeat, as of such Trading Day, the representations, warranties and agreements by the Company contained in Section XII (a), (e), (f), (h) and (i) of this Letter Agreement.

             (iii)        If, with respect to any Trading Day in the Pricing Period, the Company fails to provide Citigroup with a Pricing Period Notice, in the manner and form contemplated in paragraphs (i) and (ii) above, Citigroup shall not be obligated to follow any instructions of the Company and shall not make any purchases of Common Stock on such Trading Day in connection with the transactions contemplated by this Letter Agreement.

        (c)        Manner of Repurchases. To the extent the Company has provided any instructions to Citigroup in the Pricing Period Notice, Citigroup shall use its good faith efforts to follow such instructions; provided, that, in the event that the Company has not provided any relevant instructions in such Pricing Period Notice, Citigroup shall determine, in its sole discretion, the timing, amount, prices and manner of such purchases of the shares of Common Stock on any Trading Day, including without limitation whether such purchases are made on any securities exchange or privately; provided that, in connection with such purchases, Citigroup shall use good faith efforts to make all purchases of Common Stock in a manner that would comply with the limitations set forth in clauses (b)(2), (b)(3), (b)(4) and (c) of Rule 10b-18 as if such rule were applicable to such purchases.

        (d)        Notifications. Citigroup (or its agent or affiliate) shall use its good faith efforts to regularly provide confirmations of purchases of shares of Common Stock contemplated in paragraph (b) of this Section IV to the Company and to such other persons or agents of the Company as the Company shall designate in writing.

        (e)        Regulatory Suspension. In the event that Citigroup reasonably concludes in good faith, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Citigroup), or due to any Market Disruption Event, for it to refrain from purchasing Common Stock on any Trading Day during the Pricing Period, the Pricing Period shall be suspended for such day. Citigroup shall promptly notify the Company upon exercising its rights pursuant to this Section IV(e) and shall subsequently notify the Company in writing on the day Citigroup believes that it may resume purchasing Common Stock. Citigroup shall not be required to communicate to the Company the reason for Citigroup’s exercise of its rights pursuant to this Section IV(e) if Citigroup reasonably determines in good faith that disclosing such reason may result in a violation of any legal, regulatory, or self-regulatory requirements or related policies and procedures.

V. Company Purchases

        During the Pricing Period and the Valuation Period, the Company shall not, and shall cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any shares of Common Stock (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for shares of Common Stock during the Pricing Period and the Valuation Period and thereafter until all payments or deliveries of shares pursuant to Section III have been made. During such time, any purchases of Common Stock by the Company shall be made through Citigroup or its affiliates, subject to such reasonable conditions as Citigroup or such affiliate shall impose, and in compliance with Rule 10b-18 or otherwise in a manner that the Company and Citigroup believe is in compliance with applicable requirements.

VI. Borrow Events

        (a)        Borrow Cost Increase. If at any time during this Transaction, Citigroup does not, after using commercially reasonable efforts, successfully borrow Common Stock (up to a number equal to the Remaining Share Amount) on terms that require Citigroup to pay or bear costs in connection with such borrow in an amount less than or equal to the Maximum Borrow Cost, then Citigroup will act in good faith and in a commercially reasonable manner (and in consultation with the Company) to (a) make the corresponding adjustment(s), if any, to any variable relevant to the exercise, valuation, settlement or payment terms as Citigroup determines appropriate to account for any excess borrowing costs and (b) determine the effective date(s) of the adjustment(s).

        (b)        Loss of Borrow Termination. On any Trading Day, Citigroup may elect to terminate (“Loss of Borrow Termination”) this Transaction, in whole or in part, as the case may be, in the event and pro rata to the extent it is no longer able, after commercially reasonable efforts, to borrow (or maintain a borrowing of) shares of Common Stock in an amount equal to the Remaining Share Amount. Upon the occurrence of a Loss of Borrow Termination, an Event of Default shall be deemed to have occurred with the Company deemed the Defaulting Party and Citigroup, the Non-Defaulting Party.

VII. Dividend Event

        (a)        Dividend Amount. If 100% of the aggregate gross cash dividends per share of Common Stock (including any cash extraordinary dividends) declared by the Company and for which the ex-date occurs at any time during the Pricing Period exceeds $0.00 per share of Common Stock (subject to adjustment in accordance with Section VIII) (the “Expected Dividend Amount”) per calendar quarter, a Dividend Event shall be deemed to have occurred.

        (b)        Dividend Event Termination. Upon the occurrence of a Dividend Event, on any Trading Day on or after the occurrence of such Dividend Event, Citigroup may elect to terminate this Transaction (a “Dividend Event Termination”). Upon the occurrence of a Dividend Event Termination, an Event of Default shall be deemed to have occurred with the Company deemed the Defaulting Party and Citigroup, the Non-Defaulting Party.

VIII. Extraordinary Events

        (a)        Tender Offers. In the event an offer is made to the holders of Common Stock to tender in excess of 10% of the outstanding shares of Common Stock for cash, Citigroup may, in its reasonable discretion, (i) adjust the terms of this Transaction, so that (x) the final day of the Pricing Period shall be the earlier of the scheduled final Trading Day of the Pricing Period and the date the tender offer is consummated and (y) for each of the Trading Days in the Pricing Period following the date on which the offer is made, the price used in computing the Settlement Price shall equal the price per share of Common Stock at which the tender offer is to be consummated, where Citigroup shall notify the Company in writing as to the terms of any adjustment made pursuant to this Section VIII(a) no later than 5 days after the tender offer is made or (ii) elect to terminate this Transaction (a “Cash Tender Termination”). Upon the occurrence of a Cash Tender Termination, an Event of Default shall be deemed to have occurred with the Company deemed the Defaulting Party and Citigroup, the Non-Defaulting Party.

        (b)        Corporate Events. In the event of any corporate event involving the Company or the Common Stock not specifically addressed in subsection (a) of this Section VIII (including, without limitation, the announcement of a non-cash dividend, stock split, reorganization, merger, offer to tender Common Stock for consideration other than cash, rights offering, recapitalization or spin-off) or in the event that Citigroup, in its reasonable good faith judgment, determines that the adjustments described in subsection (a) of this Section VIII will not result in an equitable adjustment of the terms of this Transaction, Citigroup may (i) adjust the terms of this Transaction (including, without limitation, with respect to the Expected Dividend Amount and the number of Trading Days in the Pricing Period) as in the exercise of its good faith judgment it deems appropriate under the circumstances or (ii) elect to terminate this Transaction (a “Corporate Event Termination”). Upon the occurrence of a Corporate Event Termination, an Event of Default shall be deemed to have occurred with the Company deemed the Defaulting Party and Citigroup, the Non-Defaulting Party.

        (c)        Delisting. In the event that the Exchange announces that pursuant to the rules of such Exchange, the Common Stock ceases (or will cease) to be listed, traded or publicly quoted on the Exchange for any reason (other than the occurrence of an event addressed in subsections (a) or (b) of this Section VIII) and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as the Exchange (or, where the Exchange is within the European Union, in any member state of the European Union), Citigroup may (i) adjust the terms of this Transaction or (ii) elect to terminate this Transaction (a “Delisting Termination”). Upon the occurrence of a Delisting Termination, an Event of Default shall be deemed to have occurred with the Company deemed the Defaulting Party and Citigroup, the Non-Defaulting Party.

IX. Events of Default

        In addition to events contemplated by Sections VI(b), VII(b) and VIII, the occurrence of any of the following events with respect to a party (such party, the “Defaulting Party” with respect to such event, and the other party, the “Non-Defaulting Party”) shall be an Event of Default:

        (a)        Payment. The failure to make any payment or any delivery of shares pursuant to the terms of the Letter Agreement.

        (b)        Breach. Any representation or warranty made in this Letter Agreement shall prove to have been false in any material respect at the time it was made, given or reaffirmed.

        (c)        Performance. The failure to perform or comply in any material respect with any other obligation in this Letter Agreement which failure shall continue for 5 business days after written notice of such failure has been sent to the Defaulting Party.

        (d)        Insolvency. (A) The initiation of any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to have itself adjudicated as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution or composition or other relief under bankruptcy or insolvency law with respect to it or its debts or (2) which seeks appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; (B) a general assignment for the benefit of its creditors; (C) the initiation of any case, proceeding or other action of a nature referred to in clause (A) hereof which (1) results in the entry of an order for relief or any such adjudication or appointment with respect to the party or any of its assets or (2) is not dismissed, stayed, discharged or bonded for a period of 5 days; (D) the initiation of any case, proceeding or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets, which case, proceeding or other action results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; (E) a party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (A) — (D) hereof; or (F) either party shall generally not, or shall admit in writing its inability to, pay its debts as they become due.

        (e)        Cut-Off. A Cut-Off Event shall occur.

        (f)        Final Notice. A Final Notice Event shall occur.

        (g)        Cross-Default. Any loan or other obligation in respect of borrowed money (whether present or future, contingent or otherwise, as principal or surety or otherwise) of a party in an amount, in excess of the lesser of 3% of shareholder’s equity or $100,000,000 shall have become payable before the due date thereof as a result of acceleration of maturity caused by the occurrence of any event of default thereunder or if any other such loan or obligation shall not be repaid when due, as extended by any applicable grace period specified in the contracts or agreements constituting such loan or obligation.

        (h)        Merger, Consolidation. Any consolidation or amalgamation or merger with or into, or any transfer of all or substantially all its assets (i) to another entity by a party, resulting in the creditworthiness of the surviving or transferee entity being materially weaker than that of the party immediately prior to such action, or (ii) into any person unless the surviving person is the Company or another person formed under the laws of a State of the United States of America and such entity assumes or is responsible, by operation of law, for all obligations of the Company hereunder.

X. Remedies

        (a)        Loss Determination. Upon the occurrence and the continuance of an Event of Default, a Loss of Borrow Termination, a Dividend Event Termination, a Cash Tender Termination, a Corporate Event Termination, Cut-Off Event, a Final Notice Event or a Delisting Termination, notwithstanding any other provision to the contrary in this Letter Agreement, the Non-Defaulting Party, upon notice to the Defaulting Party, may, in its sole discretion, immediately terminate this Transaction by reducing the number of days in the Pricing Period and, if applicable, purchasing the Remaining Share Amount to cover its short position or adjusting any other term hereof, and may sell, liquidate, offset or take any other action with respect to any short position established or maintained by it in connection with this Transaction. The Non-Defaulting Party shall act in good faith and in a commercially reasonable manner (and in consultation with the other party) to determine the amount that such party reasonably in good faith believes to be its total unreimbursed net losses and costs (which may be positive or negative) incurred in connection with the termination of this Letter Agreement (the “Loss”) and upon completion of such determination shall deliver to the Defaulting Party a written notice indicating the amount of such Loss (a “Loss Notice”). Such computation shall include any out-of-pocket losses (including but not limited to the difference between the Initial Share Price and the average price at which the shares are purchased during the Pricing Period (as such Pricing Period may be amended as a result of the operation of this Section X(a)) and any actual or anticipated loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position. In addition to the foregoing, the Non-Defaulting Party may include in its determination of its Loss hereunder such losses and costs (or gains) in respect of any payment or delivery required to have been made on or before the relevant termination date.

        (b)        Payments. Upon receipt of a Loss Notice from the Non-Defaulting Party, (i) if the amount determined in accordance with paragraph (a) above is a positive number, then the Defaulting Party shall promptly pay to the Non-Defaulting Party, the amount of such Loss in cash or (ii) if the amount determined in accordance with paragraph (a) above is a negative number, then the Non-Defaulting Party shall promptly pay to the Defaulting Party, the absolute value of the amount of such Loss in cash; provided that, in the event the Company is the party owing the Loss amount, then this paragraph (b) shall be subject to the terms of paragraphs (c) and (d) below.

        (c)        Loss Settlement Election. If the Company is the owing party in accordance with paragraph (b) above, upon receipt of a Loss Notice from Citigroup as the Non-Defaulting Party, the Company may, in addition to its option to promptly pay to Citigroup the amount of such Loss in cash, elect to deliver to Citigroup within two Trading Days a number of shares of Common Stock equal to (i) the amount of such Loss divided by (ii) the closing price of the Common Stock on the Exchange for the day upon which the Company receives such Loss Notice, rounded up to the nearest whole share. Such shares shall be treated as Payment Shares hereunder, and the provisions of Sections III(d) and (e) shall apply to the delivery of such shares (with references to the absolute value of the Settlement Amount therein being deemed to refer to the amount of the Loss and with such adjustments as determined by Citigroup to effectuate this provision); provided that in no event shall the Company be required to deliver a number of shares of Common Stock that exceeds the then applicable Share Cap.

        (d)        Costs and Expenses. In addition to the payments set forth in subsections (b) and (c) above, the Defaulting Party agrees to indemnify the Non-Defaulting Party from and against any reasonable expenses (including reasonable legal fees and other expenses of collection) it may incur as a result of any default by such party.

XI. Representations of the Parties

        Each party represents to the other party that:

        (a)        Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

        (b)        Powers. It has the corporate or other organizational power to execute and deliver this Letter Agreement and to perform its obligations under this Letter Agreement and has taken all necessary action to authorize such execution, delivery and performance;

        (c)        No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

        (d)        Consents. All governmental and other consents that are required to have been obtained by it with respect to this Letter Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

        (e)        Obligations Binding. Its obligations under this Letter Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); and

        (f)        Absence of Certain Events. No Event of Default or event that, with the giving of notice or the passage of time or both, would constitute an Event of Default has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Letter Agreement.

XII. Representations of the Company

The Company additionally hereby represents on the Purchase Date to Citigroup that:

        (a)        Liquidity. Its financial condition is such that it has no need for liquidity with respect to its investment in the transactions contemplated by this Letter Agreement and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness. Its investments in and liabilities in respect of such transactions, which it understands are not readily marketable, is not disproportionate to its net worth, and it is able to bear any loss in connection with such transactions, including the loss of its entire investment in such transactions;

        (b)        Private Placement. It acknowledges that the offer and sale of this Transaction to it is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof. Accordingly, the Company represents and warrants to Citigroup that (i) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (ii) it is entering into this Transaction for its own account and without a view to the distribution or resale thereof, andit understands that Citigroup has no obligation or intention to register the transactions contemplated by this Letter Agreement under the Securities Act or any state securities law or other applicable federal securities law;

        (c)        No Deposit Insurance. It understands that no obligations of Citigroup to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Citigroup or any governmental agency;

        (d)        Assumption of Risk. IT UNDERSTANDS THAT THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT ARE SUBJECT TO COMPLEX RISKS THAT MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS;

        (e)        No Manipulation. It is not entering into any transaction to create, and will not engage in any other securities or derivatives transactions to create, actual or apparent trading activity in the Common Stock (or any security convertible into or exchangeable for Common Stock) or to raise or depress or to manipulate the price of the Common Stock (or any security convertible into or exchangeable for Common Stock);

        (f)        Compliance with Securities Laws. It has not and will not directly or indirectly violate any applicable law, rule or regulation (including, without limitation, the Securities Act and the Exchange Act) in connection with the transactions contemplated by this Letter Agreement;

        (g)        Required Company Approvals. The transactions contemplated by this Letter Agreement and any repurchase of Common Stock by the Company in connection with such transactions are pursuant to a publicly announced share repurchase program that has been approved by its Board of Directors and any such repurchase has been or will when so required be publicly disclosed in its periodic filings under the Exchange Act and its financial statements and notes thereto and, at the time of making this representation, such transactions are not subject to any internal policy or procedure of the Company which would prohibit the Company from effecting any transactions in the shares of Common Stock at such time;

        (h)        Recent Company Purchases. Neither the Company nor any agent acting for the Company has, within the four calendar weeks prior to the Purchase Date, entered into a purchase by or for itself or for any of its Affiliated Purchasers of a block of Common Stock (“Affiliated Purchaser” and “blocks” each as defined in Rule 10b-18);

        (i)        Regulation M. The Company is not on the date hereof, and will not be during the term of the transactions contemplated by this Letter Agreement, engaged in a distribution, as such term is used in

Regulation M under the Exchange Act, that would preclude purchases by the Seller of the Common Stock or cause the Seller to violate any law, rule or regulation with respect to such purchases;

        (j)        Non-Reliance. It is not relying, and has not relied upon, Citigroup or any of its affiliateswith respect to the legal, accounting, tax or other implications of this Letter Agreement and that it has conducted its own analyses of the legal, accounting, tax and other implications of this Letter Agreement. Further, it acknowledges and agrees that neither Citigroup nor any affiliate of Citigroup has acted as its advisor in any capacity in connection with this Letter Agreement or the transactions contemplated hereby. The Company is entering into this Letter Agreement with a full understanding of all of the terms and risks hereof (economic and otherwise), has adequate expertise in financial matters to evaluate those terms and risks and is capable of assuming (financially and otherwise) those risks; and

        (k)        Acknowledgement of Citigroup Activity. It understands and acknowledges that Citigroup and its affiliates may from time to time effect transactions for their own account or the account of customers and hold positions in securities or options on securities of the Company and that Citigroup and its affiliates may continue to conduct such transactions during the Pricing Period and the Valuation Period.

XIII. Agreements of the Company

        (a)        Authorized Shares. The Company agrees that while this Letter Agreement is in effect, it shall cause (i) the number of authorized shares of Common Stock minus (ii) the number of outstanding shares of Common Stock minus (iii) the number of shares of Common Stock reserved for other purposes minus (iv) without duplication of clause (iii), the aggregate maximum number of shares of Common Stock deliverable under warrants, options, swaps, forwards, convertible or exchangeable securities or other similar transactions, agreements or instruments issued by the Company or to which the Company is a party that provide for physical or net share settlement or otherwise may require the issuance of shares of Common Stock by the Company, to exceed the then applicable Share Cap. At the conclusion of the Pricing Period, the Company will have a sufficient number of treasury shares or duly authorized but unissued shares of Common Stock available to satisfy its obligations with respect to this Transaction, such shares of Common Stock to be fully paid and nonassessable and free of preemptive and other rights. The Company agrees that a failure by the Company to comply with the preceding sentence shall be an Event of Default hereunder with respect to the Company without regard to any grace period that would otherwise be applicable.

        (b)        Nature of Rights. The Company acknowledges and agrees that this Letter Agreement is not intended to convey to Citigroup rights against the Company hereunder that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of the Company; provided, however, that nothing herein shall limit or shall be deemed to limit Citigroup’s right to pursue remedies in the event of a breach by the Company of its obligations and agreements with respect to this Letter Agreement; and provided further that in pursuing a claim against the Company in the event of a bankruptcy, insolvency or dissolution with respect to Company, Citigroup’s rights hereunder shall rank on a parity with the rights of a holder of shares of Common Stock enforcing similar rights under a contract involving shares of Common Stock.

        (c)        Disclosure. The Company agrees that the material terms of this Transaction (and any other similar transactions), and the consequences of such transactions on the financial condition and results of operations of the Company, will be disclosed by the Company to the extent required and in accordance with all rules, regulations, accounting principles (including EITF Issue No. 00-19) and laws applicable to the Company in its periodic filings under the Exchange Act and its financial statements and notes thereto.

        (d)        Corporate Event Notification. During the Pricing Period, the Company shall (i) notify Citigroup prior to the opening of trading in the Common Stock on any day on which the Company makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to the Company (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Citigroup following any such announcement that such announcement has been made, and (iii) promptly deliver to Citigroup following the making of any such announcement a certificate indicating

(A) the Company’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) the Company’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, the Company shall promptly notify Citigroup of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. The Company acknowledges that any such public announcement may cause the Pricing Period to be suspended pursuant to Section IV(e).

XIV. Indemnification

        The Company agrees to indemnify and hold harmless Citigroup, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Citigroup and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject, and relating to or arising out of the transactions contemplated by this Letter Agreement, and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of the Company. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Citigroup’s breach of a material term of this Letter Agreement, bad faith, willful misconduct or gross negligence. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then the Company shall contribute, to the maximum extent permitted by law (but only to the extent that such harm was not caused by Citigroup’s breach of a material term of this Letter Agreement, bad faith, willful misconduct or gross negligence), to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. The Company also agrees that no Indemnified Party shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of any matter referred to in this Letter Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the breach of a material term of this Letter Agreement, or the Indemnified Party’s bad faith, gross negligence or willful misconduct. The provisions of this Section XIV shall survive completion of the transactions contemplated by this Letter Agreement and shall inure to the benefit of any permitted assignee of Citigroup.

XV. Miscellaneous

        (a)        No Collateral. Notwithstanding any provision of this Letter Agreement, or any other agreement between the parties, to the contrary, the obligations of the Company under this Letter Agreement are not secured by any collateral.

        (b)         Waiver of Trial by Jury. EACH OF THE COMPANY AND CITIGROUP HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE ACTIONS OF CITIGROUP OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

        (c)         Governing Law. THIS LETTER AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW RULES THEREOF.

        (d)         Submission to Jurisdiction. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK

AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

        (e)         Non-Confidentiality. Notwithstanding anything to the contrary herein, (i) Citigroup acknowledges that this Letter Agreement may be intended to produce U.S. federal income tax benefits for the Company and (ii) the Company and Citigroup hereby agree that (A) the Company is not obligated to Citigroup to keep confidential from any and all persons or otherwise limit the use of any aspect of this Letter Agreement relating to the structure or tax aspects thereof, and (B) Citigroup does not assert any claim of proprietary ownership in respect of any such aspect of this Letter Agreement.

        (f)         Assignment and Transfer. The rights and duties under this Letter Agreement may not be assigned or transferred by either party hereto without the prior written consent of the other party hereto; provided, however, that Citigroup may assign its obligation to deliver or receive delivery of Common Stock hereunder to any of its affiliates without the prior written consent of the Company. Upon any such assignment Citigroup shall indemnify the Company from and against any loss, cost or expense relating to the failure of such affiliate to perform its delivery obligation.

        (g)         Calculations. To the extent any calculation, adjustment or determination is required to be made by Citigroup hereunder, Citigroup shall make any such calculation, adjustment, or determination in good faith.

        (h)         Notices. Unless otherwise specified, notices under this Letter Agreement may be made by telephone, to be confirmed in writing to the address below. Changes to the Notices must be made in writing.

(i)	If to the Company:
United States Cellular Corporation
c/o Telephone and Data Systems, Inc.
30 North LaSalle, Suite 4000
Chicago, IL 60602
Attention: Vice President and Treasurer
Telephone: (312) 630-1900
Facsimile: (312) 630-1908

(ii)	If to Citigroup:
Citigroup Global Markets Inc.,
as agent for Citigroup Global Markets Limited
390 Greenwich Street, 5th Floor
New York, NY 10013
Attention: Equity Derivatives
Telephone: (212) 723-7357
Facsimile: (212) 723-8328

14 Please confirm your agreement to the foregoing by signing and returning to us the enclosed duplicate of this Letter Agreement.

Very truly yours, CITIGROUP GLOBAL MARKETS INC., as agent for CITIGROUP GLOBAL MARKETS LIMITED By: __________________________ Name: William Ortner Title: Managing Director

Acknowledged and agreed to as of
the date first above written,

UNITED STATES CELLULAR CORPORATION

By: __________________________
Name: Steven T. Campbell
Title: Executive Vice President - Finance,
          Chief Financial Officer and Treasurer

By:__________________________
Name: Peter L. Sereda
Title: Authorized Person

ANNEX A

REGISTRATION PROCEDURES

In accordance with Section III(b) or X of the Letter Agreement, if the Company elects “Registered Settlement”, then the Company shall effect such delivery in compliance with the following:

        (a)   The Company agrees to take all actions within its control, including, without limitation, the procedures set forth in subsection (f) below, to make available to Citigroup and its affiliates an effective registration statement under the Securities Act and one or more prospectuses as necessary to allow Citigroup and its affiliates to comply with the applicable prospectus delivery requirements (the “Prospectus”) for the resale by Citigroup and its affiliates of the shares of Common Stock delivered by the Company hereunder (the “Registration Statement”), such Registration Statement to be effective and Prospectus to be current on each Trading Day in any Valuation Period and until all such resales by Citigroup (or its affiliates) have been settled. It is understood that the Registration Statement and Prospectus may cover a number of shares of Common Stock equal to all shares to be delivered by the Company hereunder. Citigroup shall provide, by a reasonable time in advance, such information regarding Citigroup and its affiliates as shall be required to be included in the Prospectus. The Company shall pay the applicable registration fee and all costs in connection with the preparation of the Registration Statement and the Prospectus including, without limitation, the cost of printing the Prospectus. In addition, the Company agrees to take all actions reasonably requested by Citigroup to facilitate the disposition of the Payment Shares, including all actions set forth in subsection (f) below.

        (b)   The Company represents, on each day described in subsection (a), that each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation and as supplemented by any information provided by the Company to Citigroup in connection with sales on a private placement basis pursuant to subsection (e) below, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (c)   The Company agrees to provide to Citigroup and its affiliates on (or, if requested by Citigroup, reasonably in advance of) the final Trading Day of the Pricing Period or other date the number of shares of Common Stock to be delivered is determined, opinions of counsel, comfort letters, officers’ certificates and such other documents as may be reasonably requested by Citigroup. The Company also agrees that Citigroup and its affiliates shall be entitled to perform such diligence as Citigroup may reasonably request in advance of such date and the results thereof must be reasonably satisfactory to Citigroup. The Company agrees to reimburse Citigroup for all reasonable out-of-pocket expenses it incurs in connection with such diligence and otherwise in connection with the preparation of the Registration Statement and Prospectus (or any offering document for sales on a private placement basis pursuant to subsection (e) below), including, without limitation, the reasonable fees and expenses of one outside counsel to Citigroup incurred in connection therewith.

        (d)   The Company shall, prior to the start of the applicable Valuation Period, enter into an agreement (the “Transfer Agreement”) with Citigroup in connection with the public resale of the Payment Shares by Citigroup or its affiliates substantially similar to underwriting agreements entered into by Citigroup with respect to equity securities; the Transfer Agreement shall include, without limitation, provisions substantially similar to those contained in such underwriting agreements relating to the indemnification of, and contribution in connection with the liability of, Citigroup and its affiliates.

        (e)   If on any date during the period referred to in subsection (a) the requirements of subsection (a), (c) or (d) are not satisfied (determined without regard to whether the cause is within the control of the Company) or the representations and warranties contained herein with respect to the Company (including, without limitation, in subsection (b)) are not true and correct,

(i)	the Company shall immediately notify Citigroup thereof;

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(ii)

(A) Citigroup shall be entitled to cease selling shares of Common Stock pursuant to the Registration Statement; and (B) if the Registration Statement is not effective on such date or a stop order suspending the effectiveness of the Registration Statement has been issued or proceedings for that purpose have been instituted or threatened, or if the representations and warranties contained in subsection (b) are not true and correct, and in any such case the Company so requests, Citigroup shall cease selling shares of Common Stock pursuant to the Registration Statement; and

(iii)

if Citigroup ceases selling shares of Common Stock pursuant to clause (ii), the Company shall, at its election, (A) purchase from Citigroup any shares of Common Stock delivered to Citigroup hereunder that remain unsold for an amount in the aggregate that equals the difference between the absolute value of the Settlement Amount and any proceeds (net of brokerage costs) received by Citigroup (or an affiliate of Citigroup) from resales of shares of Common Stock delivered to Citigroup by the Company hereunder; or (B) direct Citigroup and its affiliates, in a commercially reasonable manner (or absent any such election by the Company, Citigroup and its affiliates shall be entitled) to sell Shares received from the Company hereunder as otherwise provided hereunder on a private placement basis in compliance with the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder; provided that if clause (B) applies, the Company shall perform its obligations under subsection (c) and Annex B hereto and shall cause its representations in subsection (b) to be true and correct.

(iv)

if shares are so sold, the Company shall deliver, promptly upon request from Citigroup, the number of shares of Common Stock Citigroup determines in a commercially reasonable manner is adequate to realize aggregate actual proceeds (net of brokerage costs) equal to the absolute value of the applicable Settlement Amount, and the Company’s obligation to deliver Shares under Section III or X of the Letter Agreement shall be a continuing one until Citigroup or its affiliates have received actual net proceeds equal to such amount; provided, however, that in no event shall the Company be required to deliver a number of shares of Common Stock that exceeds the Share Cap. Citigroup and its affiliates shall be entitled to disclose any material non-public information regarding the Company in their possession to prospective purchasers in such a private placement, provided that any such purchaser agrees with Citigroup to maintain such information on a confidential basis.

        (f)  The procedures for registration are as follows:

(i)

The Company shall use commercially reasonable efforts to cause that the Registration Statement be effective for the period set forth in subsection (a). If filed after the date hereof and relating to the Payment Shares, the Company shall furnish to Citigroup a copy of the Registration Statement and each amendment or supplement thereto prior to their filing with the SEC, shall provide Citigroup the opportunity to participate in the preparation thereof and shall consider such comments as Citigroup and its affiliates may propose.

(ii)	The Company will immediately notify Citigroup:

(A)	when the Registration Statement or any amendment or post-effective amendment thereto shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed;

(B)

of any request by the SEC (or any other federal or state governmental authority) to amend the Registration Statement or amend or supplement the Prospectus or for additional information after the Registration Statement shall have become effective;

17
(C)

of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, or of any order preventing or suspending the use of any preliminary or final Prospectus, or the institution or threat of any proceedings for any such purposes; and

(D)

of the existence of any fact or circumstance that results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing a misstatement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

(iii)

The Company will use commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus and, if any such order is issued, to obtain the lifting thereof as soon thereafter as is reasonably possible. If the Registration Statement, the Prospectus or any document incorporated therein by reference contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading, the Company will as promptly as reasonably practicable file any required document and prepare and furnish to Citigroup a reasonable number of copies of such supplement or amendment thereto as may be necessary so that the Prospectus, as thereafter delivered to the purchasers in connection with resales of shares of Common Stock hereunder, will not contain any misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

(iv)

The Company will furnish to Citigroup and its affiliates, without charge, as many signed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith, including documents incorporated by reference into the Prospectus, prospectus supplements, and signed copies of all consents and certificates of experts, as Citigroup may reasonably request. The Company will deliver to Citigroup and its affiliates, without charge, as many copies of each preliminary prospectus as Citigroup may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will deliver to Citigroup and its affiliates, without charge, from time to time during the period during which the Prospectus is required to be delivered under the Securities Act in connection with resales of Common Stock hereunder, such number of copies of the Prospectus (as supplemented or amended) as Citigroup may reasonably request.

(v)	The Company will take all actions within its control so that all shares of Common Stock covered by the Registration Statement are eligible for sale on the Exchange.

(vi)

The Company will use commercially reasonable efforts to qualify Common Stock for offering and sale under the applicable securities laws of such states and other jurisdictions as Citigroup may designate; provided, however, that the Company shall not be obligated under this provision to qualify Common Stock for offering and sale under the applicable securities laws of such states and other jurisdictions where the Company would be required to file any general consent to service of process or to qualify as a foreign corporation or as a broker or dealer in securities in any jurisdiction where the Company is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which Common Stock has been qualified as above provided. The Company will immediately notify Citigroup of the suspension of the qualification of Common Stock for offering or sale in any jurisdiction, or of the institution or threat of any proceedings for such purpose.

18
(vii)

The Company will enter into such customary agreements, including a customary underwriting or agency agreement with Citigroup, its affiliates and other underwriters or agents, if any, selected by Citigroup and reasonably satisfactory to the Company in order to expedite or facilitate the disposition of Common Stock and will comply with such agreements.

(viii)

The Company will cooperate with Citigroup, its affiliates and each such underwriter or agent participating in the disposition of such Common Stock and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc or the Exchange.

(ix)

The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of Common Stock in accordance with the intended method or methods of distribution contemplated in the Prospectus, as indicated by Citigroup. The Company will use commercially reasonable efforts to make generally available to its security holders, as soon as reasonably practicable (but not more than fifteen months) after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder.

ANNEX B

PRIVATE PLACEMENT PROCEDURES

In accordance with Section III(b) or X of the Letter Agreement, if the Company elects “Private Placement Settlement”, then the Company shall effect such delivery in compliance with the following:

        (a)          The Company shall afford Citigroup, and any potential buyers of the Payment Shares (the “Private Securities”) designated by Citigroup a reasonable opportunity to conduct a due diligence investigation with respect to the Company customary in scope for private offerings of such type of securities (including, without limitation, the availability of senior management to respond to questions regarding the business and financial condition of the Company and the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them).

        (b)          Prior to or contemporaneously with the determination of the Private Placement Price (as described below), the Company shall enter into an agreement (a “Private Placement Agreement”) with Citigroup (or any affiliate of Citigroup designated by Citigroup) providing for the purchase and resale by Citigroup (or such affiliate) in a private placement (or other transaction exempt from registration under the Securities Act) of the Private Securities, which agreement shall be on commercially reasonable terms and in form and substance reasonably satisfactory to Citigroup (or such affiliate) and (without limitation of the foregoing) shall:

(i)

contain customary conditions, and customary undertakings, representations and warranties (to Citigroup or such affiliate, and if requested by Citigroup or such affiliate, to potential purchasers of the Private Securities);

(ii)

contain indemnification and contribution provisions in connection with the potential liability of Citigroup and its affiliates relating to the resale by Citigroup (or such affiliate) of the Private Securities;

(iii)

provide for the delivery of related certificates and representations, warranties and agreements of the Company, including those necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for Citigroup and resales of the Private Securities by Citigroup (or such affiliate); and

(iv)

provide for the delivery to Citigroup (or such affiliate) of customary opinions (including, without limitation, opinions relating to the due authorization, valid issuance and fully paid and non-assessable nature of the Private Securities, the availability of an exemption from the Securities Act for Citigroup and resales of the Private Securities by Citigroup (or such affiliate).

        (c)          Citigroup shall determine the private placement price (the “Private Placement Price”) in its judgment by commercially reasonable means, which may include (without limitation):

(i)	basing such price on indicative bids from investors;

(ii)

taking into account any factors that are customary in pricing private sales and any and all risks and costs in connection with the resale of the Private Securities by Citigroup (or any affiliate of Citigroup designated by Citigroup), including, without limitation, a reasonable placement fee or spread to be retained by Citigroup (or such affiliate); and

20
(iii)	providing for the payment by the Company of all fees and expenses in connection with such sale and resale, including all fees and expenses of counsel for Citigroup or such affiliate.

        (d)         Citigroup shall notify the Company of the number of Private Securities required to be delivered by the Company and the Private Placement Price by 6:00 p.m. on the day such price is determined.

        (e)        The Company agrees not to take or cause to be taken any action that would make unavailable either (i) the exemption set forth in Section 4(2) of the Securities Act, for the sale of any Private Securities by the Company to Citigroup or (ii) an exemption from the registration requirements of the Securities Act reasonably acceptable to Citigroup for resales of Private Securities by Citigroup.

        (f)        The Company expressly agrees and acknowledges that the public disclosure of all material information relating to the Company is within the Company’s control and that the Company shall promptly so disclose all such material information during the period from the first Trading Day in the Valuation Period to and including the final Settlement Date to the extent required by law or regulation.

        (g)        The Company agrees to use its best efforts to make any filings required to be made by it with the SEC, any securities exchange or any other regulatory body with respect to the transaction contemplated hereby and the issuance of the Private Securities.

ANNEX C

PRICING PERIOD NOTICE

[ ], 2007

CITIGROUP GLOBAL MARKETS LIMITED
Corporate Equity Derivatives
390 Greenwich Street, 5th Floor
New York, NY 10013

Re: Accelerated Share Repurchase: Pricing Period Notice

Ladies and Gentlemen:

        Reference is made to the Letter Agreement between us dated April 4, 2007 (the “Letter Agreement”). Capitalized terms used without definition in this notice have the definitions assigned to them in the Letter Agreement.

        In accordance with the terms of the Letter Agreement, the Company hereby designates [________], 2007 as the Pricing Period Commencement Date and thus instructs Citigroup to commence its repurchase activities with respect to Common Stock under the terms of the Letter Agreement.

        [Additional instructions, if any].

        In addition, in connection with, and as a condition to, Citigroup’s acceptance of this Pricing Period Notice, the Company hereby repeats its representations and warranties contained in Section XII (a), (e), (f), (h) and (i) of the Letter Agreement and in addition, represents to and agrees with Citigroup that:

        (a)        As of the date three Trading Days immediately preceding the date hereof, as of the date hereof, and at all times during any Valuation Period, each of its filings under the Securities Act, the Exchange Act, or other applicable securities laws that are required to be filed have been, and will be, filed and that, as of the respective dates thereof, there is, and there will be, no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (b)        As of the date hereof, the Company is not entering into the Transaction under the Letter Agreement on the basis of, and is not aware of, any material non-public information with respect to the Common Stock or in anticipation of, in connection with, or to facilitate, a distribution of its securities, a self tender offer or a third-party tender offer.

        (c)        During the Pricing Period, the Company shall not, and shall cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any shares of Common Stock (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for shares of Common Stock.

        (d)        As of the date hereof, the Company acknowledges and agrees that (i) all transactions effected during the Pricing Period and any Valuation Period shall be made in Citigroup’s sole discretion and for Citigroup’s own account and (ii) the Company does not have, and, except for the instructions provided to Citigroup in this Pricing Period Notice, the Company shall not attempt to exercise, any influence over how, when or whether to effect such transactions, including, without limitation, the price paid or received per share of Common Stock pursuant to such transactions whether such transactions are made on any securities exchange or privately. It is the intent of Citigroup and the Company that the Transaction contemplated by the Letter Agreement and conducted during the Pricing Period and any Valuation Period comply with the requirements of Rule 10b5-1(c) under the Exchange Act and that the Letter Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c)(1)(i)(B).

        (e)        The information provided by the Company in this Pricing Period Notice is true and correct in all respects and, if the Company makes any changes, which would render the information contained herein inaccurate, the Company shall immediately, and at any time prior to the commencement of any Pricing Period, provide to Citigroup a written notice correcting such information.

Very truly yours,

UNITED STATES CELLULAR CORPORATION

By: __________________________
Name: Steven T. Campbell
Title: Executive Vice President - Finance and
          Chief Financial Officer and Treasurer

By: __________________________
Name:
Title:

Accepted and Agreed: CITIGROUP GLOBAL MARKETS INC., as agent for CITIGROUP GLOBAL MARKETS LIMITED By: __________________________ Name: Title: Managing Director 23